                                                                   Exhibit 99.01

[GRAPHIC OMITTED]

                              FOR IMMEDIATE RELEASE

        DEL GLOBAL TECHNOLOGIES ANNOUNCES OPERATING RESULTS AND SUMMARY
        ---------------------------------------------------------------
     BALANCE SHEET DATA FOR FISCAL 2004 FIRST QUARTER ENDED NOVEMBER 1, 2003
     -----------------------------------------------------------------------

FY 2004 Q1 Highlights vs. FY 2003 Q1
------------------------------------

     o    Net Sales Decline To $21.6 Million From $25.7 Million, Principally Due
          To Last Year's EDS Sales In The Power Conversion Group Not Repeating
     o    Consolidated  Gross Margin Increases  Slightly From 20.3% To 20.7%, In
          Spite Of Sales Decline
     o    SG&A Declines In Both Dollars And As Percentage Of Net Sales
     o    Operating Loss Narrows To $114,000
     o    Net Loss Unchanged At $(0.06) Per Diluted Share
     o    Also Signs Consent  Agreement With SEC In Connection  With  Previously
          Announced Agreement In Principle

VALHALLA,  NY - December 15, 2003 -- DEL GLOBAL  TECHNOLOGIES CORP. (DGTC) ("Del
Global")  today  announced  operating  results for its fiscal 2004 first quarter ended November 1, 2003, as well as summary  balance sheet data as of November 1,
2003 (see attached tables).

Walter F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global,
commented,  "Higher  sales and gross margin at the Medical  Systems Group during the first  quarter of fiscal 2004 were offset by lower sales and gross margin at the Power Conversion  Group.  Despite lower sales at the Power Conversion Group, we did begin to realize some  benefits  during the first  quarter of fiscal 2004 from our previously  announced facilities  consolidation.  This Power Conversion
Group  consolidation  should  continue to produce cost  efficiencies  throughout fiscal 2004. As a complement to these  efforts,  we have  converted our domestic
Medical Systems Group facilities to "lean manufacturing"  practices,  and expect to convert our Villa facility in Italy during fiscal 2004."

FISCAL 2004 FIRST QUARTER RESULTS
---------------------------------

Net sales for the first quarter of fiscal 2004  declined  15.9% to $21.6 million versus  $25.7  million  in the same  period one year ago.  Sales at the  Medical
Systems  Group  increased  13.5%  from the  prior  year to $13.7  million,  with increases at the Company's  international and domestic  locations.  Sales at the
Medical  Systems  Group also  benefited  from  favorable  exchange  rates on the translation of the operating  results of Villa Sistemi  Medicali,  the Company's
Italian  subsidiary.  Power Conversion Group sales declined 41.9% from the prior year to $7.9 million,  due to a decrease in sales of Explosive Detection Systems
("EDS") power  supplies,  and the impact of the  previously  announced  shift to

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December 15, 2003
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in-house  production of power  supplies  formerly  purchased  from us by a large customer.

Consolidated  gross margin for the fiscal 2004 first quarter  increased to 20.7%
from 20.3% in the same period last year,  due to  improved  gross  margin at the
Medical  Systems  Group.  Gross margin at the Medical  Systems Group improved to
24.0%  from  21.0%  for the same  period  last  year,  due to  higher  sales and favorable  product mix.  Margins at the Power Conversion Group declined to 15.0%
from 19.6% in the same period last year,  due to lower volume and the  inclusion in the first  quarter  of fiscal  2003 of higher  EDS  sales,  partly  offset by
improved   materials  costs.  The  consolidation  of  the  Hicksville   facility
positively  affected gross margin at the Power  Conversion  Group (despite lower total gross margin at this segment) as a result of a reduction in fixed overhead costs.

Selling,  general and administrative  (SG&A) expense was reduced by $1.1 million to 19.8% of total net sales from  21.0% of total net sales in the first  quarter of fiscal 2003, due primarily to a reduction in corporate,  legal and accounting costs.  In  addition,  last  year's  first  quarter  had a  charge  of  $245,000 associated  with  the  separation  of the  former  President  of  Villa  Sistemi
Medicali, Del Global's Italian subsidiary.

The  operating  loss for the first  quarter of fiscal 2004  narrowed to $114,000 from  $739,000  in the  same  period  last  year.  This  improvement  was due to increased  overall  gross  margin,  lower  SG&A  costs,  and $-0- in  facilities reorganization costs versus $234,000 of such costs in the prior year period.

The net loss for the  fiscal  2004  first  quarter  was  $609,000,  or $0.06 per diluted share,  versus a net loss of $606,000,  or $0.06 per diluted share,  for the same period last year.

LITIGATION UPDATE
-----------------

Del Global has signed a consent  decree with the SEC Staff for a  settlement  of
previously   announced  claims  against  the  Company  in  connection  with  the restatement of financial  statements  filed by former  management for the fiscal years 1997 through the third quarter of fiscal 2000. The terms of the settlement include a previously  announced  penalty of $400,000 and an  injunction  against future violations of the antifraud,  periodic  reporting,  books and records and internal  accounting  control  provisions  of the federal  securities  law.  The settlement is subject to, amongst other things, final approval by the Commission and court approval.  There can be no assurance that this settlement will receive final Commission approval or court approval. In connection with this matter, the
Company had  previously  recorded a charge of $685,000 in the fourth  quarter of fiscal 2002, which included associated legal costs.

The Company is continuing its  discussions  with the US Government in connection with the Department of Defense  investigation  at its RFI Corp.  subsidiary,  as previously  disclosed in the Del Global's Form 10-K for the year ended August 1,
2003.

On November 17, 2003,  the Company filed a complaint  against  Samuel Park,  the prior Chief Executive Officer,  seeking a declaratory judgment that no change in control payment was or is due to Mr. Park as a result of the change in the Board of  Directors  on May 29, 2003.  In  addition,  this action seeks a  declaratory

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December 15, 2003
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judgment that an amendment to the  employment  contract with Mr. Park  regarding advancement and reimbursement of legal fees is invalid and unenforceable. In the event Mr. Park seeks to assert a claim for these payments, it is not possible to predict the outcome of any such claim.

BACKLOG
-------

Consolidated  backlog at November 1, 2003 was $24.6 million  versus a backlog at
August 2, 2003 of $26.3  million.  Since the  beginning of the 2004 fiscal year, backlog at the Power Conversion Group declined by $2.8 million to $14.9 million, while  backlog at the Medical  Systems  Group  increased by $1.1 million to $9.7 million.

FINANCIAL CONDITION
-------------------

Del Global's  balance  sheet at November 1, 2003  reflected  working  capital of
$13.5 million,  shareholders' equity of $22.5 million and a stated book value of
$2.17 per share.

INVESTOR CONFERENCE CALL
------------------------

Suzanne  M.  Hopgood,  Walter F.  Schneider  and  Thomas V.  Gilboy  will host a conference  call on  Tuesday,  December  16, 2003 at 2:30 P.M.  Eastern  Time to
discuss this news release.  The telephone number to join this conference call is
(973) 582-2783.  A taped replay of the call will be available  through 5:00 P.M.
Eastern Time,  Friday,  December 19, 2003.  Please dial (973) 341-3080 and enter the number 4370654 to hear the taped replay.  In addition,  the conference  call will be broadcast live over the Internet via the Webcast section of Del Global's web site at WWW.DELGLOBAL.COM. To listen to the live call on the Internet, go to the web site at least 15 minutes  early to  register,  download  and install any necessary  software.  If you are unable to  participate  in the live  call,  the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these statements are not guarantees of future performance. They involve a number of risks and  uncertainties  that are  difficult to predict  including,  but not limited to, the ability of Del Global to implement its business plan,  retention
of  management,   changing  industry  and  competitive   conditions,   obtaining
anticipated  operating  efficiencies,  securing  necessary  capital  facilities, favorable  determinations in various legal and regulatory  matters,  including a settlement of the Department of Defense  investigation  on terms that Del Global can afford and that does not include a debarment from doing business with the US

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December 15, 2003
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Government,  and favorable  general  economic  conditions.  Actual results could differ  materially  from  those  expressed  or  implied  in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                                        INVESTOR RELATIONS:
Del Global Technologies Corp.                                   The Equity Group Inc.
Walter F. Schneider, President & Chief Executive Officer        Devin Sullivan (212) 836-9608
Thomas V. Gilboy, Chief Financial Officer                       Adam Prior   (212) 836-9606
(914) 686-3600

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December 15, 2003
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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, except per share data)
                                   (Unaudited)

                                                         Three Months Ended
                                                         ------------------
                                                     November 1,     November 2,
                                                        2003             2002
                                                      --------         --------

NET SALES                                         $     21,642     $     25,733
COST OF SALES                                           17,163           20,517
                                                      --------         --------
GROSS MARGIN                                             4,479            5,216

Selling, general and administrative                      4,287            5,409
Research and development                                   306              312
Facilities reorganization costs                             --              234
                                                      --------       ----------
Total Operating Expenses                                 4,593            5,955

OPERATING LOSS                                            (114)            (739)

Interest expense                                           316              356
Other income                                                71              503
                                                       -------        ---------

LOSS BEFORE INCOME TAX PROVISION
AND MINORITY INTEREST                                     (359)            (592)

INCOME TAX PROVISION                                       183               27
                                                       -------           ------

NET LOSS BEFORE MINORITY INTEREST                         (542)            (619)

MINORITY INTEREST                                           67              (13)
                                                     ---------      -----------

NET LOSS                                          $       (609)    $       (606)
                                                         =====            =====

LOSS PER SHARE, BASIC AND DILUTED                 $      (0.06)    $      (0.06)
                                                        ======           ======

Weighted average number of common shares

outstanding, basic and diluted                      10,333,548       10,347,515
                                                    ==========       ==========

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December 15, 2003
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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in Thousands, except per share data)
                                   (Unaudited)

                                                  November 1, 2003    August 2, 2003
                                                  ----------------    --------------

Current Assets                                       $    39,738         $    40,213
Total Assets                                         $    59,519         $    60,492

Current Liabilities                                  $    26,240         $    26,615
Total Liabilities                                    $    35,724         $    36,260

Minority Interest in Subsidiary                      $     1,339         $     1,253

Shareholders' Equity                                 $    22,456         $    22,979

Common Shares Outstanding End of Period               10,333,548          10,347,515

Book Value Per Share                                 $      2.17         $      2.22
                                                     ===========         ===========